Exhibit 5.1

DLA Piper LLP (US) 650 S Exeter Street Suite 1100 Baltimore, Maryland 21202

April 23, 2026

CID HoldCo, Inc.
5661 S Cameron St, Suite 100
Las Vegas, Nevada 89118

Ladies and Gentlemen:

We are acting as special counsel to CID Holdco, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 filed by the Company with the Commission on April 23, 2026 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of up to 51,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company by the selling securityholder identified in the prospectus included in the Registration Statement (the “Prospectus”), consisting of: (a) up to 15,000,000 shares of Common Stock (the “Purchase Shares”) that the Company may elect, in its sole discretion, to issue and sell to White Lion Capital, LLC (“White Lion”) from time to time during the commitment period under the Common Stock Purchase Agreement dated April 17, 2026 between the Company and White Lion (the “Common Stock Purchase Agreement”); (b) up to 1,000,000 shares of Common Stock (the “Commitment Shares”) issuable to White Lion as consideration for entering into the Common Stock Purchase Agreement; (c) up to 15,000,000 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of the common stock purchase warrant issued to White Lion (the “Commitment Warrant”); and (d) up to 20,000,000 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of the senior secured convertible promissory notes issued pursuant to the Note Purchase Agreement dated April 17, 2026 between the Company and White Lion (the “Note Purchase Agreement” and such notes, the “Convertible Notes”). The Purchase Shares, the Commitment Shares, the Warrant Shares, and the Conversion Shares are collectively referred to herein as the “Shares.” This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus.

As special counsel for the Company, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions and statements set forth below. In rendering the opinions and statements expressed below, we have examined the Registration Statement, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; (ii) the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement; (iii) the Common Stock Purchase Agreement, dated as of April 17, 2026, by and between the Company and White Lion, filed as Exhibit 10.10 to the Registration Statement; (iv) the Registration Rights Agreement, dated as of April 17, 2026, by and between the Company and White Lion, filed as Exhibit 10.11 to the Registration Statement; (v) the Note Purchase Agreement, dated as of April 17, 2026, between the Company and White Lion, filed as Exhibit 10.12 to the Registration Statement; (vi) the Senior Secured Convertible Promissory Note, issued April 17, 2026, by the Company to White Lion, filed as Exhibit 10.13 to the Registration Statement; (vii) the Common Stock Purchase Warrant, issued April 17, 2026, by the Company to White Lion, filed as Exhibit 4.5 to the Registration Statement; (viii) resolutions, or actions by written consent, of the board of directors of the Company (or a committee thereof) relating to the Shares; and (ix) and such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness and validity of all signatures (including, without limitation, signatures via DocuSign, eSignature or similar technology); the authenticity and completeness of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or photostatic copies or telecopies or portable document file (.pdf) copies (and the authenticity and completeness of the originals of such copies) or which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system; that each individual executing any document, whether on behalf of such individual or an entity, is legally competent to do so; the due authority of the parties signing any document on behalf of a party (other than the Company); the completeness and conformity to the originals of all documents submitted to us as copies; that all public records reviewed or relied upon by us are authentic, accurate and complete; that all factual statements and information contained in any documents are true and complete; and that there has been no oral or written modification or amendments to any documents by action or omission of the parties or otherwise. We have also assumed that the issuance of the Shares will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement, the Common Stock Purchase Agreement, the Commitment Warrant, and the Convertible Notes, as applicable. As to questions of fact material to this opinion letter, we have, to the extent deemed appropriate, relied upon certain certificates and representations of officers and employees of the Company.

This opinion letter is limited to the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and we express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. With respect to our opinion based on the DGCL, our examination has been limited to a review of such laws as reported in standard, unofficial compilations. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

(1)	The Purchase Shares and the Commitment Shares are duly authorized, and when issued and sold in accordance with the terms of the Common Stock Purchase Agreement, will be validly issued, fully paid and non-assessable.

(2)	The Warrant Shares are duly authorized, and when issued and delivered upon exercise of the Commitment Warrant in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

(3)	The Conversion Shares are duly authorized, and when issued and delivered upon conversion of the Convertible Notes in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated. This letter is rendered as of the date hereof and we disclaim any undertaking to advise you hereafter of any facts, circumstances, events or developments hereafter occurring or coming to our attention which may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)